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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF CYTYC CORPORATION

COMPANY                                    JURISDICTION OF ORGANIZATION
-------                                    ----------------------------
Cytyc (Australia) PTY LTD                  Australia
Cytyc Canada, Limited                      Canada
Cytyc Europe, S.A.*                        Switzerland
Cytyc S.a.r.l.*                            Switzerland
Cytyc Germany GmbH                         Germany
Cytyc Iberia, S.L.                         Spain
Cytyc (UK) Limited                         United Kingdom
Cruiser, Inc.                              Delaware
Cytyc Health Corporation**                 Delaware
Cytyc Healthcare Ventures, LLC             Delaware
Cytyc Hong Kong Limited                    Hong Kong
Cytyc Interim, Inc.                        Delaware
Cytyc International, Inc.                  Delaware
Cytyc Limited Liability Company            Delaware
Cytyc Limited Partnership                  Massachusetts
Cytyc Securities Corporation               Massachusetts

* Cytyc Suisse, S.A. is a subsidiary of Cytyc Europe, S.A.; Cytyc Italia S.r.l. and Cytyc France S.A.R.L. are subsidiaries of Cytyc S.a.r.l.

** Cytyc Health Corporation was merged into Cytyc Corporation effective December
   31, 2003.